UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 21, 2004

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                        GOLDEN WEST FINANCIAL CORPORATION

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                          Commission file number 1-4629

           Incorporated Pursuant to the Laws of the State of Delaware

                   IRS Employer Identification No. 95-2080059

                 1901 Harrison Street, Oakland, California 94612
                                 (510) 446-3420



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Item 8.01.  Other Events.

On October 21, 2004, Golden West Financial Corporation, parent of World Savings Bank, announced in a press release that its Board of Directors had approved a two-for-one stock split of the Company's outstanding common stock in the form of a stock dividend. The Company also announced that the Board of Directors had increased the Company's indicated annual cash dividend rate after the split by 20%, to $0.24 per share (post-split), compared to the $0.20 per share (post-split) annual rate previously in effect. The stock dividend and the first higher quarterly payment of $0.06 per share (post-split) under the new cash dividend policy will be paid on December 10, 2004 to holders of record on November 15, 2004.

A copy of the press release attached as Exhibit 99.1 is incorporated herein by reference (other than information included on or linked from the Company's website, referenced in such release, which is not incorporated by reference into this report).


Exhibit No.             Exhibit
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99.1                    Press Release dated October 21, 2004







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                GOLDEN WEST FINANCIAL CORPORATION

                                Dated:  October 21, 2004

                                /s/ Russell W. Kettell
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                                Russell W. Kettell
                                President and Chief Financial Officer